Exhibit 10.27

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of December 3, 2003, by and between Entrx Corporation, a Delaware corporation (“Entrx” or “Pledgor”), and Pandora Select Partners L.P., a British Virgin Islands limited partnership, as secured party (the “Pledgee”).

RECITALS

A.     Entrx and Pledgee have entered into a Purchase Agreement of this date, pursuant to which Pledgee has agreed to purchase a $1,300,000 face amount promissory note from Entrx (the “Note”) in consideration of a $1,300,000 loan by Pledgee (the “Loan”);

B.     The Note is convertible into shares of Entrx Common Stock (the “Common Stock”) and Entrx may repay a portion of the Note by issuance of additional shares of its Common Stock;

C.     As a further condition of making the Loan, the Pledgee has required Entrx’s Chief Executive Officer, Wayne W. Mills (“Mills”) to personally guarantee Entrx’s payment and obligations under the foregoing (the “Mills Guaranty”); and

D.     As a condition of making the Loan, the Pledgee has required Entrx to (i) issue the Pledgee a warrant of this date to purchase additional shares of Entrx Common Stock (the “Warrant”), (ii) agree to register the shares of Common Stock issuable upon exercise of the Warrant and upon conversion of the Note or in payment thereof pursuant to a Registration Rights Agreement of this date (the "Registration Rights Agreement”) and (iii) to pledge certain third party securities as described on Exhibit A hereto (together with the rights described herein, the “Collateral”) as security for the due and prompt payment of all amounts under the Note and the due and prompt performance of all obligations under the Warrant, the Registration Rights Agreement and the Mills Guaranty; NOW, THEREFORE, in consideration of the agreements herein and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1.
DEFINED TERMS

     1.1 DEFINITIONS. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Uniform Commercial Code in effect in the State of Minnesota (the “UCC”). In addition, the following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     “Loan Documents” means the Note, the Warrant, the Registration Rights Agreement, the Mills Guaranty and this Agreement.

     “Obligations” means the payment and other performance obligations under the Note.

ARTICLE 2.
PLEDGE

     2.1 GRANT OF SECURITY INTEREST. To secure the timely payment and performance in full of the Obligations, Pledgor does hereby assign, grant and pledge to Pledgee, all the estate, right, title and interest of Pledgor in, to and under the equity interests in each of the entities (each a “Pledged Entity”) described on Exhibit A hereto, whether now owned or later acquired or created (collectively, the “Pledged Equity Interests”), including Pledgor’s share of:

          (a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Pledgor in respect of or in exchange for all or any portion of such Pledged Equity Interests;

          (b) all of Pledgor’s capital or ownership interest, including capital accounts, in each Pledged Entity, and all accounts, deposits or credits of any kind with each Pledged Entity;

          (c) all of Pledgor’s voting rights in or rights to control or direct the affairs of each Pledged Entity;

          (d) all of Pledgor’s rights, title and interest, as a member or shareholder of each Pledged Entity, in, to or under any and all of each Pledged Entity’s assets or properties;

          (e) all other rights, title and interest in or to each Pledged Entity derived from the Pledged Equity Interests;

          (f) all indebtedness or other obligations of each Pledged Entity owed to Pledgor;

          (g) all claims of Pledgor for damages arising out of, or for any breach or default relating to, any of the Pledged Equity Interests;

          (h) all rights of Pledgor to terminate, amend, supplement, modify, or cancel, the governing documents of any Pledged Entity, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (i) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

          (j) all proceeds of the foregoing Collateral, whether cash or non-cash;

(all of the property above shall be collectively referred to as the "Collateral”).

     2.2 DELIVERY OF CERTIFICATES. All certificates, notes and other instruments representing or evidencing any Collateral (including the certificates representing the Pledged Equity Interests described on Exhibit A hereto) shall be delivered to and held by or on behalf of Pledgee, or its designee pursuant hereto, in the manner set forth in Section 4.6 (Delivery of Collateral; Proxy).

     2.3 FINANCING STATEMENTS.

          (a) Pledgor hereby authorizes Pledgee to file all financing statements, continuation statements, assignments, certificates, and other documents and instruments with respect to the Collateral pursuant to the UCC and otherwise as may be necessary or reasonably requested by Pledgee to perfect or from time to time to publish notice of, or continue or renew the security interests granted hereby (including, such financing statements, continuation statements, certificates, and other documents as may be necessary or reasonably requested to perfect a security interest in any additional property or rights hereafter acquired by Pledgor or in any replacements, products or proceeds thereof), in each case in form and substance satisfactory to Pledgee.

          (b) Pledgee will pay the cost of filing the same in all public offices where filing is necessary or reasonably requested by Pledgee and will pay any and all recording, transfer or filing taxes that may due in connection with any such filing. Pledgor grants Pledgee the right, at any time and at Pledgee’s option to file any or all such financing statements, continuation statements, and other documents pursuant to the UCC and otherwise as Pledgee reasonably may deem necessary or desirable.

          (c) Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Pledgee may reasonably determine are necessary or advisable to perfect the security interest granted to Pledgee. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Pledgee may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Pledgee herein.

     2.4 PLEDGOR REMAINS LIABLE.

          (a) Anything herein contained to the contrary notwithstanding, Pledgor shall remain liable under the applicable articles or certificate of incorporation, bylaws, operating or shareholder agreement or other constituent documents (together, the “Constituent Documents”), to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and, except as may be provided in the agreements identified on Exhibit B hereto, Pledgee shall have no obligation or liability under the such agreement by reason of or arising out of this Agreement, nor, except as may be provided in the agreements identified on Exhibit B hereto, shall Pledgee be required or obligated in any manner to perform or fulfill any obligations of Pledgor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) If any default by Pledgor under any Constituent Document shall occur, Pledgee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Pledgor and to the parties to such agreement. Any cure by Pledgee of Pledgor’s default under such agreement shall not be construed as an assumption by Pledgee of any obligations, covenants or agreements of Pledgor under the Constituent Document, and Pledgee shall not incur any liability to Pledgor or any other Person as a result of any actions undertaken by Pledgee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Pledgor under any Constituent Document.

     2.5 RETENTION OF CERTAIN RIGHTS. So long as Pledgee has not exercised remedies with respect to the Collateral under and in accordance with this Agreement, upon the occurrence and during the continuance of an Event of Default, Pledgor reserves the right to exercise all voting rights with respect to the Collateral; provided, that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF PLEDGOR

Pledgor makes the following representations and warranties to and in favor of Pledgee as of the date hereof. All of these representations and warranties shall survive the execution and delivery of this Agreement:

3.1 ORGANIZATION. Entrx:

          (a) is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware;

          (b) is duly qualified, authorized to do business as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; and

          (c) has the corporate power (A) to enter into the Loan Documents and to perform its obligations thereunder and to consummate the transactions contemplated thereby (other than as to the Mills Guaranty), (B) to carry on its business as now being conducted and as proposed to be conducted by it, (C) to execute, deliver and perform this Agreement, (D) to take all action as may be necessary to consummate the transactions contemplated hereunder and (E) to grant the liens and security interest provided for in this Agreement.

     3.2 OFFICES, LOCATION OF COLLATERAL. The chief executive office or chief place of business of Entrx is located at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402.

     3.3 TITLE AND LIENS. The Pledged Equity Interests owned by Pledgor (a) have been duly authorized and validly issued and (b) are fully paid and non-assessable. Pledgor has good, valid, and marketable title to, the Collateral, free from all liens and encumbrances of any kind, except as described on the attached Exhibit B. As a result of this Agreement, Pledgee will have a first priority security interest in the Collateral.

     3.4 UCC ARTICLE 8. All membership interests or shares in each Pledged Entity that constitute Pledged Equity Interests are securities governed by Article 8 of the UCC.

     3.5 AUTHORIZATION; NO CONFLICT. Pledgor has duly authorized, executed and delivered this Agreement and Pledgor’s execution and delivery hereof and its consummation of the transactions contemplated hereby and the compliance with the terms thereof:

          (a) does not or will not contravene the Constituent Documents of any Pledged Entity or any other legal requirements applicable to or binding on Pledgor which could reasonably be expected to have a material adverse effect upon the Collateral or Pledgee’s rights therein;

          (b) does not or will not contravene or result in any breach of or constitute any default, or result in or require the creation of any lien upon any of Pledgor’s property, under any agreement or instrument to which Pledgor is a party or by which it or any of its properties may be bound or affected; and

          (c) does not or will not require the consent or approval of any third party which has not already been obtained.

     3.6 ENFORCEABILITY. This Agreement is a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

ARTICLE 4.
COVENANTS OF PLEDGOR

Pledgor covenants to and in favor of Pledgee as follows:

     4.1 COMPLIANCE WITH OBLIGATIONS. Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

     4.2 INFORMATION CONCERNING COLLATERAL. Pledgor shall, promptly upon request, provide to Pledgee all information and evidence it may reasonably request concerning the Collateral to enable Pledgee to enforce the provisions of this Agreement.

     4.3 DEFENSE OF COLLATERAL. Pledgor shall defend its title to the Collateral and the interest of Pledgee in the Collateral pledged hereunder against the claims and demands of all third parties whomsoever.

     4.4 MAINTENANCE OF COLLATERAL. Pledgor shall not (i) take any action to terminate, modify or amend any Constituent Document of any Pledged Entity, (ii) fail to deliver to Pledgee a copy of each demand or notice received or given by it relating to any Constituent Document of any Pledged Entity which could reasonably be expected to have a material adverse effect upon the Collateral or Pledgee’s rights therein or (iii) sell, contract to sell, assign, transfer or dispose of any of the Collateral.

     4.5 EVENTS OF DEFAULT. Pledgor shall give to Pledgee prompt notice of any material default under any Constituent Document of any Pledged Entity of which Pledgor has knowledge or has received notice.

     4.6 DELIVERY OF COLLATERAL; PROXY. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to Pledgee. Subject to its obligations as may be provided in the agreements identified on Exhibit B hereto, Pledgee shall have the right, at any time in its discretion and without prior notice to Pledgor, following the occurrence and during the continuation of an Event of Default, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been cured, Pledgee will promptly transfer to or register in the name or cause its nominees to transfer to or register in the name of Pledgor all such Collateral. In furtherance of the foregoing, Pledgor shall further execute and deliver to Pledgee as to each of the Pledged Equity Interests a proxy in the form attached hereto as Exhibit C.

     4.7 PRESERVATION OF VALUE; LIMITATION OF LIENS. Pledgor shall not take any action in connection with the Collateral which would impair in any material respect the interests or rights of Pledgee therein or with respect thereto, except as expressly permitted hereby; provided, however, that nothing in this Agreement shall prevent Pledgor, prior to the exercise by Pledgee of any rights pursuant to the terms hereof, from undertaking Pledgor’s operations in the ordinary course of business. Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to all or any part of the Collateral (other than the lien created by this Agreement). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

     4.8 NO OTHER FILINGS. Pledgor shall not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral.

     4.9 MAINTENANCE OF RECORDS. Pledgor shall, at all times, keep accurate and complete records of the Collateral. Pledgor shall permit representatives of Pledgee, upon reasonable prior notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor’s books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Pledgee’s request, Pledgor shall promptly deliver copies of any and all such records to Pledgee.

     4.10 PAYMENT OF TAXES. Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of, and, upon request, permit Pledgee to examine receipts showing payment of any of the foregoing.

     4.11 NAME; JURISDICTION OF ORGANIZATION. Pledgor shall give Pledgee at least 30 days prior written notice before Pledgor changes its name, jurisdiction of organization or entity type and shall at the expense of Pledgor execute and deliver such instruments and documents as may be required by Pledgee or applicable legal requirements to maintain a first perfected security interest in the Collateral.

     4.12 PROCEEDS OF COLLATERAL. Pledgor shall, at all times, keep pledged to Pledgee pursuant hereto all Collateral and all dividends, distributions, interest, principal and other proceeds received by Pledgee with respect thereto, and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to Pledgor in respect of any Collateral and shall not permit any issuer of such Collateral to issue any shares of stock or other equity interests which shall not have been immediately duly pledged to Pledgee hereunder.

ARTICLE 5.
RIGHTS AND REMEDIES

     5.1 EVENT OF DEFAULT DEFINED. Any event of default under the Note shall constitute an “Event of Default” hereunder.

     5.2 REMEDIES UPON EVENT OF DEFAULT.

          (a) During any period during which an Event of Default shall have occurred and be continuing, Pledgee may (but shall be under no obligation to), directly or by using agent or broker:

                    (i) in connection with any acceleration and foreclosure, vote or exercise any and all of Pledgor’s rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the Pledged Entity;

                    (ii) proceed to protect and enforce the rights vested in it by this Agreement and under the UCC;

                    (iii) cause all moneys and other property pledged as security to be paid and/or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

                    (iv) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations of Pledgor or rights included in the Collateral, or for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

                    (v) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Obligations of Pledgor are issued or secured;

                    (vi) subject to Section 5.2(b), sell, lease or otherwise dispose of any or all of the Collateral, in one or more transactions, at such prices as Pledgee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell, lease or otherwise dispose of, or of time or place of disposition (except such notice as is required by applicable statute and cannot be waived), it being agreed that Pledgee may be a purchaser or lessee on its own behalf at any such sale and that Pledgee or anyone else who may be the purchaser, lessee or recipient for value of any or all of the Collateral so disposed of shall, upon such disposition, acquire all of the Pledgor’s rights therein. Pledgee may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the same, and such sale may, without further notice or publication, be made at any time or place to which the same may be so adjourned. If Pledgee sells any of the Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Pledgee and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Pledgee may resell the Collateral and the Pledgor shall be credited with the proceeds of the sale;

                    (vii) incur expenses, including reasonable attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

                    (viii) perform any obligation of Pledgor hereunder and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses;

                    (ix) make any reasonable compromise or settlement deemed desirable with respect to any or all of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms of, any or all of the Collateral;

                    (x) secure the appointment of a receiver of any or all of the Collateral;

                    (xi) exercise any other or additional rights or remedies granted to Pledgee under any other provision of this Agreement or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law and take any other action which Pledgee deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; and/or

                    (xii) appoint a third party (who may be an employee, officer or other representative of Pledgee) to do any of the foregoing, or take any other action permitted hereunder, on behalf of Pledgee.

          (b) If, pursuant to any law, prior notice of any action described in Section 5.2(a) is required to be given to Pledgor, Pledgor hereby acknowledges that the minimum time required by such law, or if no minimum is specified, ten days, shall be deemed a reasonable notice period.

          (c) Reserved.

          (d) Any action or proceeding to enforce this Agreement may be taken by Pledgee either in Pledgor’s name or in Pledgee’s name, as Pledgee may deem necessary.

          (e) All rights of marshaling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

          (f) Pledgee shall incur no liability as a result of the sale of any or all of the Collateral at any private sale pursuant to Section 5.2(a) conducted in a commercially reasonable manner. Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which any or all of the Collateral may have been sold at such a private sale was less than the price that might have obtained at a public sale or was less than the aggregate amount of the Obligations, even if Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree.

     5.3 ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Pledgor hereby irrevocably constitutes and appoints Pledgee its true and lawful attorney-in-fact to enforce all rights of Pledgor with respect to the Collateral, including the right to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Pledgee, in the name of Pledgee, with the same force and effect as Pledgor could do if this Agreement had not been made. If Pledgee shall so elect after the occurrence and during the continuation of an Event of Default hereunder, Pledgee shall have the right at all times to settle, compromise, adjust, or liquidate all claims or disputes directly with Pledgor or any obligor of Pledgor upon such terms and conditions as Pledgee may determine in its sole discretion, and to charge all costs and expenses thereof (including reasonable attorneys’ fees and charges) to Pledgor’s account and to add them to the Obligations whereupon such costs and expenses shall be and become part of the Obligations. This power of attorney is a power coupled with an interest and shall be irrevocable.

     5.4 EXPENSES; INTEREST. All costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Pledgee in connection with exercising any actions taken under Article 5, together with interest thereon (to the extent permitted by law) computed at a rate of 18% per annum (or if less, the maximum rate permitted by law) from the date on which such costs or expenses are payable to the date of payment thereof, shall constitute part of the Obligations secured by this Agreement and shall be paid by Pledgor to Pledgee within ten (10) days after written demand.

     5.5 NO IMPAIRMENT OF REMEDIES. If under applicable law, Pledgee proceeds by either judicial foreclosure or by non-judicial sale or enforcement, Pledgee may, at its sole option, determine which of its remedies or rights to pursue without affecting any of its rights and remedies under this Agreement. If, by exercising any right and remedy, Pledgee forfeits any of its other rights or remedies, including any right to enter a deficiency judgment against Pledgor or any third party (whether because of any applicable law pertaining to “election of remedies” or the like), Pledgor nevertheless hereby consents to such action by Pledgee. To the extent permitted by applicable law, Pledgee also waives any claim based upon such action, even if such action by Pledgee results in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Pledgor might otherwise have had but for such action by Pledgee or the terms herein. Any election of remedies which results in the denial or impairment of the right of Pledgee to seek a deficiency judgment against any third party shall not, to the extent permitted by applicable law, impair Pledgor’s obligations hereunder. If Pledgee bids at any foreclosure or trustee’s sale or at any private sale permitted by law or this Agreement, Pledgee may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Pledgee or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

ARTICLE 6.
CERTAIN WAIVERS

     6.1 MODIFICATION OF OBLIGATIONS. Pledgor’s liability hereunder shall not be reduced, limited, impaired, discharged or terminated if Pledgee at any time with Pledgor’s consent (or, to the extent permissible by the terms of the Loan Documents and law, without notice to or demand of the Pledgor):

          (a) renews, extends, accelerates, increases the rate of interest on, or otherwise changes the time, place, manner or terms, or otherwise modifies any of the Obligations (including any payment terms);

          (b) extends or waives the time for Pledgor’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waives such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (c) settles, compromises, releases or discharges, or accepts or refuses any offer of performance with respect to, or substitutions for, any of the Obligations or any agreement relating thereto and/or subordinates the payment of the same to the payment of any other obligations;

          (d) requests and accepts other guaranties of any of the Obligations and takes and holds security for the payment hereof or any of the Obligations;

          (e) releases, surrenders, exchanges, substitutes, compromises, settles, rescinds, waives, alters, subordinates or modifies, with or without consideration, any security for payment of any of the Obligations, any other guaranties of any of the Obligations, or any other obligation of any third party with respect to any of the Obligations, including the Mills Guaranty;

          (f) to the extent permitted by law, enforces and applies any security, if any, now or hereafter held by or for the benefit of Pledgee in respect hereof or any of the Obligations and directs the order or manner of sale thereof, or exercises any other right or remedy that Pledgee may have against any such security, in each case as

Pledgee in its discretion may determine, including foreclosure on any collateral pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; or

          (g) exercise any other rights available to it under any of the Loan Documents, at law or in equity.

     6.2 SECURITY INTEREST ABSOLUTE. All rights of Pledgee and the security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, at law, in equity or otherwise) with respect to any of the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of any of the Obligations;

          (b) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, in any other Loan Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for any of the Obligations, in each case, whether or not in accordance with the terms hereof or any other Loan Document or any agreement relating to such other guaranty or security;

          (c) any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;

          (d) the application of payments received from any source (other than payments received from the proceeds of any security for any of the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though Pledgee might have elected to apply such payment to any part or all of the Obligations;

          (e) Pledgee’s consent to the change, reorganization or termination of the corporate structure or existence of Pledgor or any Pledged Entity and to any corresponding restructuring of any of the Obligations;

          (f) any defenses, set-offs or counterclaims which the Pledgor may allege or assert against Pledgee in respect of any of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and

          (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Pledgor as an obligor in respect of any of the Obligations.

     6.3 CERTAIN WAIVERS. Pledgor hereby waives any and all defenses afforded to a surety, including promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Pledgee protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Pledgor or any other third party (including Mills or any other guarantor) or entity or any collateral securing any of the Obligations, as the case may be.

     6.4 POSTPONEMENT OF SUBROGATION. Pledgor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payment made hereunder or otherwise, while this Agreement is in effect. Any amount paid to Pledgor on account of any such subrogation rights prior to such time shall be held in trust for Pledgee and shall immediately be paid to Pledgee and credited and applied against the Obligations. Any time after this Agreement has terminated and if Pledgor has made payment to Pledgee of all of the Obligations, then, at Pledgor’s request, Pledgee will execute and deliver to Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Pledgor of an interest in the Obligations resulting from such payment by Pledgor.

ARTICLE 7.
MISCELLANEOUS

     7.1 NOTICES. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Pledgee, in care of:

Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, Minnesota 55416 Attention: Jonathon Wood, Chief Financial Officer Facsimile: (612) 253-6151

If to Pledgor:

Entrx Corporation 800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota 55402 Attention: Wayne W. Mills, Chief Executive Officer Facsimile: (612) 338-7332

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by telecopy or (e) if delivered by other electronic means (including electronic mail) confirmed by telecopy or telephone. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 10 days’ notice to the other parties in the manner set forth hereinabove.

     7.2 DELAY AND WAIVER; REMEDIES CUMULATIVE. No failure or delay by Pledgee in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent or approval of any kind or character on the part of Pledgee of any breach or default under the Agreement or any waiver on the part of Pledgee of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth. No right, power or remedy herein conferred upon or reserved to Pledgee hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Pledgee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.

     7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of its conflict of laws rules.

     7.5 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.6 HEADINGS. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

     7.7 WAIVER OF JURY TRIAL. PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF PLEDGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLEDGEE TO MAKE THE LOAN.

     7.8 CONSENT TO JURISDICTION. Each party hereto agrees that any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the federal or state courts located in Hennepin County, Minnesota, as Pledgee may elect. By execution and delivery of this Agreement, each party hereto accepts, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Pledgee to bring legal action or proceedings in any other competent jurisdiction. Each party hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

     7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.10 COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below, shall constitute a single binding agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

     7.11 BENEFIT OF AGREEMENT. Nothing in this Agreement, express or implied, shall give or be construed to give, any Person other than the parties hereto and their respective permitted successors, transferees and assigns any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and their respective permitted successors, transferees and assigns.

     7.12 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless the same shall be in writing and signed by each of the parties hereto. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     7.13 SURVIVAL OF AGREEMENTS. The provisions regarding the payment of expenses and indemnification obligations shall survive and remain in full force and effect regardless of the termination of this Agreement pursuant to Section 7.14.

     7.14 RELEASE AND SATISFACTION. Upon the indefeasible payment (whether in cash and/or other consideration which is satisfactory to Pledgee in its sole discretion) and performance in full of the Obligations, (i) this Agreement and the security interest created hereby shall terminate and (ii) upon written request of Pledgor, Pledgee shall execute and deliver to Pledgor, at Pledgor’s expense and without representation or warranty by or recourse to Pledgee, releases and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security.

     7.15 REINSTATEMENT. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Pledgor or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor or any substantial part of Pledgor’s assets, or otherwise, all as though such payments had not been made.

     7.16 LIMITATION ON DUTY OF PLEDGEE WITH RESPECT TO THE COLLATERAL. The powers conferred on Pledgee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Pledgee or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Pledgee shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Pledgee. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Pledgee accords its own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Pledgee shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Pledgee may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Pledgor:	Pledgee:

Entrx Corporation	Pandora Select Partners L.P.

By	By

Its	Its

EXHIBIT A
PLEDGED EQUITY INTERESTS

33,800 shares of Series C Preferred Stock, no par value, of Catalytic Solutions, Inc. and represented by Certificate Nos. C101 (10,000 shares), C102 (10,000 shares), C103 (10,000 shares), C104 (3,000 shares) and C107 (800 shares).

249,200 shares of Series A Preferred Stock of NextNet Wireless, Inc. and represented by Certificate Nos. PA-53 (100,000 shares), PA-54 (100,000 shares), PA-59 (20,000 shares), PA-60 (20,000 shares), PA-61 (5,000 shares) and PA-64 (4,200 shares).

EXHIBIT B
ENCUMBRANCES ON COLLATERAL

As to shares of NextNet Wireless, Inc.

Right of First Refusal Agreement dated September 21, 1998
Series A Preferred Stock Purchase Agreement dated September 21, 1998
Amended and Restated Investors’ Rights Agreement dated July 10, 2000
Amended and Restated Voting Agreement dated July 10, 2000

As to shares of Catalytic Solutions, Inc.

Amended and Restated Shareholders’ Agreement dated May 15, 2003

EXHIBIT C
IRREVOCABLE PROXY

     The undersigned hereby appoints                    (“Pledgee”), as Proxy with full power of substitution, and hereby authorizes Pledgee to represent and vote (or to execute a consent in lieu of voting) all 33,800 shares of Series C Preferred Stock, no par value, of Catalytic Solutions, Inc. as represented by Certificate Nos. C101 (10,000 shares), C102 (10,000 shares), C103 (10,000 shares), C104 (3,000 shares) and C107 (800 shares) (together with any other shares or securities issued pursuant to a stock split or dividend, reorganization or other event affecting or relating to any of the foregoing shares), owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, that certain Pledge Agreement dated as of December 3, 2003 by and among the undersigned and Pledgee at any meeting or at any other time chosen by Pledgee in its sole discretion.

Date: December 3, 2003	Entrx Corporation

By

Its

IRREVOCABLE PROXY

     The undersigned hereby appoints                    (“Pledgee”), as Proxy with full power of substitution, and hereby authorizes Pledgee to represent and vote (or to execute a consent in lieu of voting) all 249,200 shares of Series A Preferred Stock of NextNet Wireless, Inc. as represented by Certificate Nos. PA-53 (100,000 shares), PA-54 (100,000 shares), PA-59 (20,000 shares), PA-60 (20,000 shares), PA-61 (5,000 shares) and PA-64 (4,200 shares) (together with any other shares or securities issued pursuant to a stock split or dividend, reorganization or other event affecting or relating to any of the foregoing shares), owned by the undersigned on the date of exercise hereof during the continuance of an Event of Default under, and as defined in, that certain Pledge Agreement dated as of December 3, 2003 by and among the undersigned and Pledgee at any meeting or at any other time chosen by Pledgee in its sole discretion.

Date: December 3, 2003	Entrx Corporation

By